AMENDMENT NO. 3 TO LOAN AGREEMENT

THIS AMENDMENT NO. 3 TO LOAN AGREEMENT is made as of October 31, 2006 by and between M&I MARSHALL & ILSLEY BANK, a Wisconsin banking corporation (“M&I”), and TWIN DISC, INCORPORATED, a Wisconsin corporation (the “Borrower”).

IN CONSIDERATION OF the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, it is hereby agreed that:

ARTICLE I - DEFINITIONS

When used herein, the following terms shall have the meanings specified:

1.1           Amendment.  “Amendment” shall mean this Amendment No. 3 to Loan Agreement.

1.2           Loan Agreement.  “Loan Agreement” shall mean the Loan Agreement between M&I and the Borrower, dated as of December 19, 2002 together with the Exhibits and Schedules attached thereto, as amended by an Amendment No. 1 to Loan Agreement dated as of September 13, 2004, a Letter Agreement dated as of March 14, 2005, a Letter Agreement dated as of June 30, 2005, a Letter Agreement dated as of October 21, 2005 and an Amendment No. 2 to Loan Agreement dated as of April 10, 2006.

1.3           Other Terms.  The other capitalized terms used in this Amendment shall have the definitions specified in the Loan Agreement.

ARTICLE II - AMENDMENTS

The Loan Agreement is amended as of the date hereof as follows:

2.1           Section 7.1 – Definitions - Revolving Credit Termination Date.  The definition of “Revolving Credit Termination Date” in Section 7.1 is amended by deleting the date “October 31, 2007” contained therein and inserting “October 31, 2009” in its place.

2.2           Exhibit C.  Exhibit C to the Loan Agreement is replaced with Exhibit C to this Amendment.

2.3           Miscellaneous Amendments.  The Loan Agreement, the Revolving Credit Note, and all other agreements, documents, instruments and materials executed and delivered heretofore or hereafter pursuant to the Loan Agreement are deemed hereby to be amended so that any reference therein to the Loan Agreement shall be a reference to such documents as amended by or pursuant to this Amendment.  Any references contained in the Loan Agreement or any related documents to the Revolving Credit Note shall refer to the Revolving Credit Note in the form of Exhibit C attached to this Amendment.

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ARTICLE III - REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to M&I that:

3.1           Loan Agreement.  All of the representations and warranties made by the Borrower in the Loan Agreement are true and correct on the date of this Amendment.  No Default or Event of Default under the Loan Agreement has occurred and is continuing as of the date of this Amendment.

3.2           Authorization; Enforceability.  The making, execution and delivery of this Amendment and the Revolving Credit Note, and performance of and compliance with the terms of the Loan Agreement as amended and of the Revolving Credit Note, have been duly authorized by all necessary corporate action by the Borrower.  This Amendment and the Revolving Credit Note constitute the valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

3.3           Absence of Conflicting Obligations.  The making, execution and delivery of this Amendment and the Revolving Credit Note, and performance and compliance with the terms of the Loan Agreement as amended and of the Revolving Credit Note, do not violate any presently existing provision of law or the Articles of Incorporation or Bylaws of the Borrower or any Subsidiary or any agreement to which the Borrower or any Subsidiary is a party or by which any of them are bound.

ARTICLE IV - MISCELLANEOUS

4.1           Continuance of the Loan Agreement.  Except as specifically amended by this Amendment, the Loan Agreement and all other agreements, documents, instruments and materials executed and delivered heretofore or hereafter pursuant to the Loan Agreement shall remain in full force and effect.

4.2           Expenses and Attorney’s Fees.  The Borrower shall pay all fees and expenses incurred by M&I, including the reasonable fees of counsel, in connection with the preparation of this Amendment and the consummation of the transactions contemplated by this Amendment, and the protection or enforcement of the rights of M&I under this Amendment.

4.3           Survival.  All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of any such document.

4.4           Governing Law.  This Amendment and the other documents issued pursuant to this Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to contracts made and wholly performed within such state.

4.5           Counterparts; Headings.  This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.  Article and Section headings in this Amendment are inserted for convenience of reference only and shall not constitute a part hereof.

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4.6           Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

4.7           Effectiveness.  This Amendment shall be effective as of the date first written above upon receipt by M&I of the following items:

(a)           this Amendment duly executed by the Borrower;

(b)           the Revolving Credit Note duly executed by the Borrower; and

(c)           such additional supporting documents and materials as M&I may reasonably request.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 to Loan Agreement as of the date first written above.

M&I MARSHALL & ILSLEY BANK
By:______________________________________ Title: Vice President
Attest:___________________________________ Title: Vice President
TWIN DISC, INCORPORATED By:______________________________________ Title: Vice President – Finance, Chief Financial Officer and Secretary

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EXHIBIT C

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$35,000,000.00                                                                                                           Milwaukee, Wisconsin
September 13, 2004
as amended and restated on October 31, 2006

FOR VALUE RECEIVED, TWIN DISC, INCORPORATED, a Wisconsin corporation (the “Borrower”), hereby promises to pay to the order of M&I MARSHALL & ILSLEY BANK, a Wisconsin banking corporation (“M&I”), on the Revolving Credit Termination Date (as defined in the Loan Agreement referred to below) (or such earlier maturity date resulting from acceleration) the principal sum of THIRTY-FIVE MILLION DOLLARS ($35,000,000.00) or such lesser amount of revolving credit loans which are owing from the Borrower to M&I under the Revolving Credit Commitment provided for in the Loan Agreement referenced below.

The unpaid principal shall bear interest from the date hereof until paid at an annual rate, computed on the basis of a 360-day year, as set forth in the Loan Agreement.  Interest accrued on the outstanding principal balance shall be payable on the last day of each month, commencing on September 30, 2004, and continuing thereafter until the outstanding principal balance is repaid in full, with all accrued interest paid with the final payment of principal.  Interest will be payable in the amounts in accordance with the terms of the Loan Agreement.  The Borrower hereby agrees to pay such interest.

In the event that any amount of the principal of, or interest on, this Note is not paid when due (whether at stated maturity, by acceleration or otherwise), the entire principal amount outstanding under this Note shall bear interest at the annual rate equal to the rate otherwise in effect under the Loan Agreement plus three percent (3%) from the due date until all such overdue amounts have been paid in full.

Payments of both principal and interest and other amounts due hereunder are to be made in lawful money of the United States of America at the offices of M&I Marshall & Ilsley Bank, Attention:  Commercial Loan Department, 770 North Water Street, Wisconsin 53202, or at such other place as the holder shall designate in writing to the maker.

The makers and all endorsers hereby severally waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note.  The Borrower hereby agrees to pay all reasonable fees and expenses incurred by M&I or any subsequent holder, including the reasonable fees of counsel, in connection with the protection and enforcement of the rights of M&I or any subsequent holder of this Note, including without limitation, the collection of any amounts due under this Note and the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceedings involving the Borrower, both before and after judgment.

This Note constitutes the Revolving Credit Note described in that certain Loan Agreement, as amended (the Loan Agreement, as previously amended and as further amended

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from time to time, is referred to herein as the “Loan Agreement”) dated as of December 19, 2002 by and between M&I and the Borrower to which Loan Agreement reference is hereby made for a statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby may be made and a description of the terms and conditions upon which this Note may be prepaid in whole or in part.  In case an Event of Default, as defined in the Loan Agreement, shall occur, the entire unpaid principal and accrued interest may be automatically due and payable or may be declared due and payable as provided in the Loan Agreement.

This Note is an amendment and restatement of that certain Amended and Restated Revolving Credit Note executed by the Borrower payable to the order of M&I in the original principal amount of $35,000,000 dated as of September 13, 2004 (the “Prior Note”) and evidences an extension, continuation and renewal of the indebtedness evidenced by the Prior Note.  The Borrower hereby acknowledges and agrees that such indebtedness has not been repaid or extinguished and that the execution hereof does not constitute a novation of the Prior Note.  Moreover, this Note shall be entitled to all security and collateral to which the Prior Note was entitled, without change or diminution in the priority of any lien or security interest granted to secure the Prior Note.

TWIN DISC, INCORPORATED

By:______________________________________
Its:  Vice President – Finance, Chief Financial Officer and Secretary

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